EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Stock Award Plan of Vocus, Inc. and subsidiaries of our report dated March 15, 2012, with respect to the financial statements of iContact Corporation included in the Current Report (Form 8-K/A) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst and Young, LLP

Raleigh, NC

January 22, 2013